Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS THIRD-QUARTER 2019 FINANCIAL RESULTS

Third-Quarter GAAP Net Income Attributable to Common Stock of $124 Million,
or
$0.29 Per Diluted Share

Private Education Loan Originations Increase 6 Percent From the Year-Ago Quarter to $2.2 Billion,
Total $4.9 Billion Year-to-Date, a 7 Percent Increase

Private Education Loan Portfolio Totals $22.9 Billion, Up 14 Percent From the Year-Ago Quarter

NEWARK, Del., October 23, 2019 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third-quarter 2019 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, October 24, 2019, at 8:00 a.m. EDT. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 2888244 starting at 7:45 a.m. EDT. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Nov. 7, 2019, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 2888244.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com

Sallie Mae Reports Third-Quarter 2019 Financial Results

Third-Quarter GAAP Net Income Attributable to Common Stock of $124 Million,
or $0.29 Per Diluted Share

Private Education Loan Originations Increase 6 Percent From the Year-Ago Quarter to $2.2 Billion,
Total $4.9 Billion Year-to-Date, a 7 Percent Increase

Private Education Loan Portfolio Totals $22.9 Billion, Up 14 Percent From the Year-Ago Quarter

“We are proud to help customers invest in themselves by responsibly borrowing to finance their education, the proven pathway to economic mobility,” said Raymond J. Quinlan, Chairman and CEO. “Amid a competitive environment, we had a great back-to-school loan processing season, demonstrating once again that Sallie Mae is the partner families choose as they continue their path to building their prosperous futures.”

Raymond J. Quinlan, Chairman and CEO, Sallie Mae

Third-Quarter 2019 Highlights vs. Third-Quarter 2018 Highlights

•	Net interest income of $405 million, up 14 percent.

•	Private education loan originations of $2.2 billion, up 6 percent.

•	Average private education loans outstanding of $22.2 billion, up 15 percent.

•	Average yield on the private education loan portfolio was 9.30 percent, up 14 basis points.

•	Private education loan provision for loan losses was $84 million, up from $42 million.

•	Private education loans in forbearance were 3.6 percent of private education loans in repayment and forbearance, up from 3.4 percent.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.8 percent, up from 2.3 percent.

•	Personal loans outstanding of $1.1 billion, unchanged from prior year.

•	Average yield on the personal loan portfolio was 12.16 percent, up 113 basis points.

•	Paid third-quarter common stock dividend of $0.03 per share, and repurchased $37 million of common stock under share repurchase program at an average price of $8.45 per share.

•	Recorded an $8 million gain related to changes in the valuation of certain non-marketable securities.

GAAP Diluted EPS	Non-GAAP “Core Earnings” Diluted EPS(1)	Private Education Loan Originations	Non-GAAP Operating Efficiency Ratio(2)	Total Education Loan Assets	Common Equity Tier 1 Risk-Based Capital
3Q19 - $0.29	3Q19 - $0.29	3Q19 - $2.2 billion	3Q19 - 36.6%	September 30, 2019 - $23.7 billion	September 30, 2019 - 11.5%

Guidance
The Company expects 2019 results to be as follows:

•	Full-year diluted “Core Earnings” per share: $1.23 - $1.24.

•	Full-year Private Education Loan originations of $5.7 billion.

•	Full-year non-GAAP operating efficiency ratio: 35 percent - 36 percent.

Full-year diluted “Core Earnings” per share guidance was adjusted this quarter as a result of the gain on certain equity investments noted above.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

Quarterly Financial Highlights

	3Q 2019	2Q 2019	3Q 2018
Income Statement ($ millions)
Total interest income	$590	$574	$498
Total interest expense	185	177	141
Net interest income	405	397	357
Less: provisions for credit losses	99	93	70
Total non-interest income (loss)	17	19	(86)
Total non-interest expenses	154	139	151
Income tax expense (benefit)	41	34	(54)
Net income	128	150	104
Preferred stock dividends	4	4	4
Net income attributable to common stock	124	146	100
“Core Earnings” adjustments to GAAP(1)	(2)	(14)	3
Non-GAAP “Core Earnings” net income attributable to common stock(1)	122	132	103

Ending Balances ($ millions)
Private Education Loans, net	$22,856	$21,395	$20,031
FFELP Loans, net	799	813	868
Personal Loans, net	1,062	1,061	1,080
Deposits	22,629	21,178	17,873
-Brokered	12,542	11,738	9,506
-Retail and other	10,086	9,440	8,367

Key Performance Metrics
Net interest margin	5.55%	5.88%	6.00%
Yield - Total interest-earning assets	8.09%	8.50%	8.37%
-Private Education Loans	9.30%	9.39%	9.16%
-Personal Loans	12.16%	12.00%	11.03%
Cost of Funds	2.75%	2.84%	2.59%
Non-GAAP Operating Efficiency Ratio(2)	36.6%	34.9%	54.7%
Return on Assets (“ROA”)(3)	1.7%	2.1%	1.7%
Non-GAAP “Core Earnings” ROA(4)	1.7%	1.9%	1.7%
Return on Common Equity (“ROCE”)(5)	18.0%	21.8%	16.6%
Non-GAAP “Core Earnings” ROCE(6)	17.7%	19.8%	17.2%

Per Common Share
GAAP diluted earnings per common share	$0.29	$0.34	$0.23
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.29	$0.31	$0.23
Non-GAAP “Adjusted Core Earnings” diluted earnings per common share(7)	$0.34	$0.35	$0.29
Average common and common equivalent shares outstanding (millions)	427	432	440

Footnotes:

(1) Sallie Mae provides “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the “‘Core Earnings’ to GAAP Reconciliation” table in this press release). This ratio provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(6) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(7) Upon the adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”), on January 1, 2020, for all loans carried at amortized cost, upon loan origination we will be required to measure our allowance for losses based on our estimate of all current expected credit losses over the remaining contractual term of the assets. Upon the adoption of CECL, we plan to use a new non-GAAP measure (“Adjusted Core Earnings”) to help investors better understand how we will internally view and measure our performance. Effective January 1, 2020, the definition of “Adjusted Core Earnings” for the period will be GAAP net income, net of the impact of the unrealized, mark-to-fair value gains (losses) on our derivatives, increased by the provision for credit losses recorded under the CECL framework, decreased by the net charge-offs recorded, and adjusted by the net tax impact of these adjustments. This non-GAAP metric will recognize all loan losses upon actual charge-off of those loans (when a loan reaches 120 days delinquent it is charged against the allowance for loan losses), rather than using current expected losses (as under CECL) or deemed probable losses (as under the current standard). See the “Adjusted Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Adjusted Core Earnings.” The tables in the “Adjusted Core Earnings” to GAAP Reconciliation show how GAAP net income for the quarters ended September 30, 2019 and 2018 and for the nine months ended September 30, 2019 and 2018 would compare to the non-GAAP “Adjusted Core Earnings” measure for those periods if we had been using that measure during those periods.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to, the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties, and also includes any estimates related to pending accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2019) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$3,851,608	$2,559,106
Investments:
Available-for-sale investments at fair value (cost of $454,603 and $182,325, respectively)	455,968	176,245
Other investments	85,500	55,554
Total investments	541,468	231,799
Loans held for investment (net of allowance for losses of $414,406 and $341,121, respectively)	24,716,664	22,270,919
Restricted cash	142,846	122,789
Other interest-earning assets	74,670	27,157
Accrued interest receivable	1,510,458	1,191,981
Premises and equipment, net	135,208	105,504
Income taxes receivable, net	108,743	41,570
Tax indemnification receivable	38,226	39,207
Other assets	40,324	48,141
Total assets	$31,160,215	$26,638,173

Liabilities
Deposits	$22,628,677	$18,943,158
Short-term borrowings	297,800	—
Long-term borrowings	4,601,888	4,284,304
Upromise member accounts	192,708	213,104
Other liabilities	256,010	224,951
Total liabilities	27,977,083	23,665,517

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 453.5 million and 449.9 million shares issued, respectively	90,707	89,972
Additional paid-in capital	1,301,628	1,274,635
Accumulated other comprehensive income (loss) (net of tax expense (benefit) of $(6,525) and $3,436, respectively)	(20,183)	10,623
Retained earnings	1,725,674	1,340,017
Total SLM Corporation stockholders’ equity before treasury stock	3,497,826	3,115,247
Less: Common stock held in treasury at cost: 31.3 million and 14.2 million shares, respectively	(314,694)	(142,591)
Total equity	3,183,132	2,972,656
Total liabilities and equity	$31,160,215	$26,638,173

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Interest income:
Loans	$564,698	$485,997	$1,672,082	$1,370,090
Investments	2,145	1,340	5,272	4,981
Cash and cash equivalents	23,548	10,260	53,212	22,068
Total interest income	590,391	497,597	1,730,566	1,397,139
Interest expense:
Deposits	143,393	105,093	405,977	273,154
Interest expense on short-term borrowings	1,400	1,156	3,700	4,677
Interest expense on long-term borrowings	40,533	34,715	116,675	89,111
Total interest expense	185,326	140,964	526,352	366,942
Net interest income	405,065	356,633	1,204,214	1,030,197
Less: provisions for credit losses	99,526	70,047	256,691	187,245
Net interest income after provisions for credit losses	305,539	286,586	947,523	842,952
Non-interest income (loss):
Gains on sales of loans, net	—	—	—	2,060
Losses on sales of securities, net	—	—	—	(1,549)
Gains (losses) on derivatives and hedging activities, net	1,961	(4,949)	21,460	(6,325)
Other income (loss)	15,280	(80,702)	31,313	(58,765)
Total non-interest income (loss)	17,241	(85,651)	52,773	(64,579)
Non-interest expenses:
Compensation and benefits	64,980	62,260	210,213	190,822
FDIC assessment fees	8,814	9,136	23,788	25,933
Other operating expenses	79,827	79,328	198,573	194,250
Total non-interest expenses	153,621	150,724	432,574	411,005
Income before income tax expense (benefit)	169,159	50,211	567,722	367,368
Income tax expense (benefit)	40,701	(53,667)	130,798	27,404
Net income	128,458	103,878	436,924	339,964
Preferred stock dividends	4,153	4,124	12,952	11,441
Net income attributable to SLM Corporation common stock	$124,305	$99,754	$423,972	$328,523
Basic earnings per common share attributable to SLM Corporation	$0.29	$0.23	$0.99	$0.76
Average common shares outstanding	424,149	435,468	429,295	434,875
Diluted earnings per common share attributable to SLM Corporation	$0.29	$0.23	$0.98	$0.75
Average common and common equivalent shares outstanding	427,336	440,019	432,572	439,484
Declared dividends per common share attributable to SLM Corporation	$—	$—	$0.09	$—

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

“Core Earnings” adjustments to GAAP:
GAAP net income	$128,458	$103,878	$436,924	$339,964
Preferred stock dividends	4,153	4,124	12,952	11,441
GAAP net income attributable to SLM Corporation common stock	$124,305	$99,754	$423,972	$328,523

Adjustments:
Net impact of derivative accounting(1)	(2,843)	4,561	(25,287)	5,808
Net tax expense (benefit)(2)	(695)	1,107	(6,180)	1,410
Total “Core Earnings” adjustments to GAAP	(2,148)	3,454	(19,107)	4,398

“Core Earnings” attributable to SLM Corporation common stock	$122,157	$103,208	$404,865	$332,921

GAAP diluted earnings per common share	$0.29	$0.23	$0.98	$0.75
Derivative adjustments, net of tax	—	—	(0.04)	0.01
“Core Earnings” diluted earnings per common share	$0.29	$0.23	$0.94	$0.76
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

“Adjusted Core Earnings” to GAAP Reconciliation

The following table reconciles and shows how GAAP net income for the following periods would compare to the non-GAAP “Adjusted Core Earnings” measure for those periods if we had been using that measure during those periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

“Adjusted Core Earnings”(1) adjustments to GAAP:

GAAP net income	$128,458	$103,878	$436,924	$339,964
Preferred stock dividends	4,153	4,124	12,952	11,441
GAAP net income attributable to SLM Corporation common stock	$124,305	$99,754	$423,972	$328,523

Adjustments:
Net impact of derivative accounting(2)	(2,843)	4,561	(25,287)	5,808
Add: provision for credit losses	99,526	70,047	256,691	187,245
Less: net charge-offs	(67,905)	(35,199)	(183,604)	(108,624)
Net tax expense(3)	7,034	9,571	11,682	20,504
Total adjustments to GAAP	21,744	29,838	36,118	63,925

“Adjusted Core Earnings” attributable to SLM Corporation common stock	$146,049	$129,592	$460,090	$392,448

GAAP diluted earnings per common share	$0.29	$0.23	$0.98	$0.75
Total adjustments, net of tax	0.05	0.06	0.08	0.14
“Adjusted Core Earnings” diluted earnings per common share	$0.34	$0.29	$1.06	$0.89
______
(1) Effective January 1, 2020, the definition of “Adjusted Core Earnings” for the period will be GAAP net income, net of the impact of the unrealized, mark-to-fair value gains (losses) on our derivatives, increased by the provision for credit losses recorded under the CECL framework, decreased by the net charge-offs recorded, and adjusted by the net tax impact of these adjustments. This non-GAAP metric will recognize all loan losses upon actual charge-off of those loans (when a loan reaches 120 days delinquent it is charged against the allowance for loan losses), rather than using current expected losses (as under CECL) or deemed probable losses (as under the current standard).

(2) Derivative Accounting: “Adjusted Core Earnings” in this table exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Adjusted Core Earnings” in this table also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(3) “Adjusted Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments and loans are held.